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                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements (Nos. 33-3888, 333-23707, and 333-80567) of Mitek Systems, Inc. on Form S-8
of our report dated December 8, 2000, appearing in this Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 2000.




Deloitte & Touche LLP
San Diego, California
December 26, 2000